Exhibit 4.6

Metaldyne Performance Group Inc.

as the Company,

and

Wilmington Trust, National Association

as Trustee

Indenture

Dated as of                             ,

i

(cont.)

(cont.)

(cont.)

Cross Reference Table*

Section of Trust Indenture Act of 1939, as amended	Section of Indenture
310(a)	8.01 8.10 10.06(a)
310(b)	8.03
8.08
8.10
8.11
311(a)	8.15
311(b)	8.03
8.15
312(a)	6.01
6.02(a)
312(b)	6.02(b)
312(c)	6.02(b)
313(a)	8.06
313(b)	8.06
313(c)	3.02 8.05 8.06 12.02
313(d)	8.06
314(a)	4.03 6.03
314(b)	Inapplicable
314(c)	12.03 12.04
314(d)	Inapplicable
314(e)	12.04
314(f)	Inapplicable
315(a)	8.01 8.02
315(b)	8.05
315(c)	8.01
315(d)	8.01 8.02
315(e)	7.12
316(a)	7.05 9.03
316(b)	7.07
316(c)	9.01
317(a)	7.08 7.09
317(b)	2.05 2.06
318(a)	12.01

*	This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

INDENTURE, dated as of                             , between Metaldyne Performance Group Inc., a Delaware corporation, as the Company, and Wilmington Trust, National Association, as Trustee.

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the issue from time to time of notes, bonds, debentures or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities or of any and all series thereof as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, transfer agent or Authenticating Agent.

“Board Resolution” means one or more resolutions of the board of directors of the Company or any authorized committee thereof, certified by the secretary or an assistant secretary to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Closing Date” means the date on which any series of Securities was originally issued under this Indenture.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to ARTICLE V of this Indenture and thereafter means the successor.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent.

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered, which office at the date of the execution of this instrument is located at 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention: Metaldyne Performance Group Inc. Administrator, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.03. until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the date of this Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business; any auction guarantees; supplier, purchaser or customer arrangements in the ordinary course of business; representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary which are reasonably customary in sale, factoring or securitization of receivables financings; or “comfort” letters delivered to auditors in connection with statutory audits. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies (including, for the avoidance of doubt, under all “Hedging Obligations” as defined in the Senior Credit Facilities).

“Holder” or “Securityholder” means the registered holder of any Security with respect to Registered Securities.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation, in each case accrued in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable and (iii) any such obligations under ERISA or liabilities associated with customer prepayments; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided, however, that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and (2) deferred or prepaid revenues.

“Indenture” means this Indenture as originally executed and delivered or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Securities of each series established as contemplated pursuant to Section 2.01 and Section 2.03.

“Legal Holiday” means a Saturday, a Sunday or any other day on which commercial banking institutions are not required by law, regulation or executive order to be open in the State of New York or in the State at the place of payment. If a payment date at a place of payment is on a Legal Holiday, payment shall be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, deed of trust, hypothecation, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc.

“Officer” means the chairman of the board of directors, the chief executive officer, chief financial officer, the president, any executive vice president, any senior vice president, any vice president, the treasurer or any assistant treasurer, or the secretary or any assistant secretary.

“Officer’s Certificate” means a certificate signed in the name of the Company by the president, chief executive officer, any vice president, chief financial officer, the treasurer or any assistant treasurer, the secretary or any assistant secretary of the Company and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act, if applicable, and include (except as otherwise expressly provided in this Indenture) the statements provided in Section 314(e) of the Trust Indenture Act.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act, if applicable, and include the statements provided in Section 314(e) of the Trust Indenture Act.

“original issue date” of any Security (or portion thereof) means the earlier of (a) the date of authentication of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount less than the Principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 7.02.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Principal” of a Security means the principal amount due on the Stated Maturity as shown on such Security.

“Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories (any of which may include a “+” or “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories (any of which may include a “1,” “2” or “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.02, and bearing the legend prescribed in Section 2.02.

“Registered Security” means any Security registered on the Security Register (as defined in Section 2.05).

“Responsible Officer” when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter related to this Indenture, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Facilities” means (1) the credit agreements, dated as of October 20, 2014, among the Company, the other borrowers and guarantors party thereto, the subsidiaries of the Company party thereto from time to time, the lenders party thereto from time to time in their capacities as lenders thereunder and Goldman Sachs Bank USA, as administrative agent for the lenders including one or more debt facilities or other financing arrangements (including, without limitation, indentures) providing for term loans, revolving loans or other long-term indebtedness that replace or refinance such credit facility, including any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such credit facility and (2) whether or not the credit agreement referred to in clause (1) remains outstanding, if designated by the Company to be included in the definition of “Senior Credit Facilities,” one or more (i) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrower from lenders against such receivables) or letters of credit, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (iii) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different arrangements, agents, lenders, borrowers or issuer and, in each case, as amended, restated, amended and restated, supplemented, waived, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified in whole or in part from time to time.

“Stated Maturity” means when used with respect to a Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal amount of such Security or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of ARTICLE VIII and thereafter shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as it may be amended from time to time.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a

Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the stated maturity of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Yield to Maturity” means, as the context may require, the yield to maturity (i) on a series of Securities or (ii) if the Securities of a series are issuable from time to time, on a Security of such series, calculated at the time of issuance of such series in the case of clause (i) or at the time of issuance of such Security of such series in the case of clause (ii), or, if applicable, at the most recent redetermination of interest on such series or on such Security, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such Security.

Section 1.02. Other Definitions. Each of the following terms is defined in the section set forth opposite such term:

Term	Section
Authenticating Agent	2.02
cash transaction	8.03
Event of Default	7.01
mandatory sinking fund payment	3.05
optional sinking fund payment	3.05
Paying Agent	2.05
record date	2.04
Registrar	2.05
Security Register	2.05
self-liquidating paper	8.03
sinking fund payment date	3.05
Surviving Person	5.01

Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following terms used in this Indenture that are defined by the Trust Indenture Act have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder or a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b) words in the singular include the plural, and words in the plural include the singular;

(c) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(e) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

ARTICLE II

THE SECURITIES

Section 2.01. Form and Dating. The Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to Sections 2.02, 2.03 and one or more Board Resolutions or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage or with the rules of the Depositary or the Indenture, all as may be determined by the officers executing such Securities as evidenced by their execution of the Securities.

Section 2.02. Execution And Authentication. One Officer of the Company shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

The Trustee, at the expense of the Company, may appoint an authenticating agent (the “Authenticating Agent”) to authenticate Securities. The Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

A Security shall not be valid until the Trustee or Authenticating Agent signs, manually, the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company (an “Authentication Order”). In authenticating any Securities of a series, the Trustee shall be entitled to receive prior to the authentication of any Securities of such series, and (subject to ARTICLE VIII) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a) any Board Resolution and/or executed supplemental indenture referred to in Section 2.01 and Section 2.03 by or pursuant to which the forms and terms of the Securities of that series were established;

(b) an Officer’s Certificate setting forth the form or forms and terms of the Securities, stating that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture; and

(c) an Opinion of Counsel substantially to the effect that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture and that the supplemental indenture, to the extent applicable, and Securities have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, would be entitled to the benefits of the Indenture and would be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally, general principles of equity, and covering such other matters as shall be specified therein.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, liabilities or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 2.01 and Section 2.02, if, in connection with a Periodic Offering, all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution otherwise required pursuant to Section 2.01 or the Board Resolution and/or executed supplemental indenture, Officer’s Certificate and Opinion of Counsel otherwise required pursuant to Section 2.02 at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Section 2.01 and Section 2.02, as applicable, in connection with the first authentication of Securities of such series.

If the Company shall establish pursuant to Section 2.03 that the Securities of a series or a portion thereof are to be issued in the form of one or more Registered Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate Principal amount of all of the Securities of such series issued in such form and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary,

(iii) shall be delivered by the Trustee to such Depositary or its custodian or pursuant to such Depositary’s instructions and (iv) shall (unless provided otherwise in the form of such Security) bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Section 2.03. Amount Unlimited; Issuable in Series. The aggregate Principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series, and each such series shall rank as set forth in Board Resolution or indenture supplemental hereto establishing such series.

There shall be established in or pursuant to Board Resolution or one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series, subject to the last sentence of this Section 2.03,

(a) the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

(b) any limit upon the aggregate Principal amount of the Securities of the series that may be authenticated and delivered under this Indenture and any limitation on the ability of the Company to increase such aggregate Principal amount after the initial issuance of the Securities of that series (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Securities of the series pursuant hereto);

(c) the date or dates on which the Principal of the Securities of the series is payable (which date or dates may be fixed or extendible);

(d) the rate or rates (which may be fixed or variable) per annum at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(e) if other than as provided in Section 4.02, the place or places where the Principal of, premium, if any, and any interest on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for exchange, notices, demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and notice to Holders may be published;

(f) the right, if any, of the Company to redeem Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed;

(g) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(h) if other than minimum denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which Securities of the series shall be issuable;

(i) if other than the Principal amount thereof, the portion of the Principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(j) if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the Principal of, premium, if any, or interest on the Securities of the series shall be payable or if the amount of payments of Principal of, premium, if any, and/or interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;

(k) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the Principal of, premium, if any, and interest on the Securities of the series shall be payable, and the manner in which any such currencies shall be valued against other currencies in which any other Securities shall be payable;

(l) whether the Securities of the series or any portion thereof will be issuable as Registered Global Securities and whether such Securities will be issued in temporary or permanent global form;

(m) whether the Securities of the series may be exchangeable for and/or convertible into the common stock of the Company or any other security;

(n) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

(o) if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(p) any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the Securities of the series;

(q) provisions, if any, for the defeasance of the Securities of the series (including provisions permitting defeasance of less than all Securities of the series), which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of ARTICLE X;

(r) if the Securities of the series are issuable in whole or in part as one or more Registered Global Securities, the identity of the Depositary or common Depositary for such Registered Global Security or Securities;

(s) any other Events of Default or covenants with respect to the Securities of the series;

(t) the ranking of such Securities; and

(u) any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture except as permitted by Section 11.01(f)).

All Securities of any one series shall be substantially identical, except in the case of Registered Securities as to date and denomination, except in the case of any Periodic Offering and except as may otherwise be provided by or pursuant to the Board Resolution referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution or in any such indenture supplemental hereto and any forms and terms of Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such Board Resolution or supplemental indenture.

Unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

Section 2.04. Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable as Registered Securities in denominations established as contemplated by Section 2.03 or, if not so established with respect to Securities of any series, in minimum denominations of $2,000 and any higher integral multiple of $1,000. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officer of the Company executing the same may determine, as evidenced by its execution thereof.

Unless otherwise specified with respect to a series of Securities, each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest and shall be payable on the dates, established as contemplated by Section 2.03.

The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case the provisions of Section 2.13 shall apply. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, the fifteenth day next preceding such interest payment date, whether or not such record date is a Business Day.

Section 2.05. Registrar and Paying Agent; Agents Generally. The Company shall maintain an office or agency where Securities may be presented for registration, registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”), which shall be in the United States of America, provided, however, that if the Securities are denominated in a foreign currency, the paying agent may be located in a foreign jurisdiction. The Company shall cause the Registrar to keep a register of the Registered Securities and of their registration, transfer and exchange (the “Security Register”). The Company may have one or more additional Paying Agents or transfer agents with respect to any series.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture and the Trust Indenture Act that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided that neither the Company nor an Affiliate of the Company shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under ARTICLE X.

The Company initially appoints the Trustee as Registrar, Paying Agent and Authenticating Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee ten days prior to each interest payment date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

Section 2.06. Paying Agent to Hold Money in Trust. Not later than 11:00 a.m. New York City time on each due date of any Principal or interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such Principal or interest. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of such Securities or the Trustee all money held by the Paying Agent for the payment of Principal of, premium, if any, and interest on such Securities and shall promptly notify the Trustee in writing of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any affiliate of the Company acts as Paying Agent, it will, on or before each due date of any Principal of, premium, if any, or interest on any Securities, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such Principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section.

Section 2.07. Transfer and Exchange. At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series and tenor having authorized denominations and an equal aggregate Principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Upon surrender for registration of transfer of any Registered Security of a series at the agency of the Company that shall be maintained for that purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of like tenor and aggregate Principal amount.

All Registered Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Registrar duly executed by, the holder or his attorney duly authorized in writing.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

Notwithstanding any other provision of this Section 2.07, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Global Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary for such Registered Global Securities shall no longer be eligible under applicable law, the Company shall appoint a successor Depositary eligible under applicable law with respect to such Registered Global Securities. If a successor Depositary eligible under applicable law for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of an Authentication Order and delivery of definitive Registered Securities of such series and tenor, will authenticate and deliver Registered Securities of such series and tenor, in any authorized denominations, in an aggregate Principal amount equal to the Principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

The Company may at any time and in its sole discretion and subject to the procedures of the Depositary determine that any Registered Global Securities of any series shall no longer be maintained in global form. In such event the Company will execute, and the Trustee, upon receipt an Authentication Order and delivery of definitive Registered Securities of such series and tenor, will authenticate and deliver, Registered Securities of such series and tenor in any authorized denominations, in an aggregate Principal amount equal to the Principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

If established by the Company pursuant to Section 2.03 with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same series and tenor in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge to the Depositary,

(a) to the Person specified by such Depositary new Registered Securities of the same series and tenor, of any authorized denominations as requested by such Person, in an aggregate Principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(b) to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the Principal amount of the surrendered Registered Global Security and the aggregate Principal amount of Registered Securities authenticated and delivered pursuant to clause (a) above.

Registered Securities issued in exchange for a Registered Global Security pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

The Registrar shall not be required (i) to issue, authenticate, register the transfer of or exchange Securities of any series for a period of 15 days before a selection of such Securities to be redeemed, (ii) to register the transfer of or exchange any Security selected for redemption in whole or in part or (iii) between a record date and the corresponding interest payment date.

Section 2.08. Replacement Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute, and the Trustee shall authenticate and deliver, in exchange for such mutilated Security, a new Security of the same series and of like tenor and Principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and Principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security or coupon) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, and in the case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee and any agent of them of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any new Security under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09. Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those described in this Section as not outstanding and those that have been defeased pursuant to Section 10.05.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding, unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a holder in due course.

If the Paying Agent (other than the Company or an affiliate of the Company) holds on the maturity date or any redemption date or date for repurchase of the Securities money sufficient to pay Securities payable or to be redeemed or repurchased on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

A Security does not cease to be outstanding because the Company or one of its affiliates holds such Security, provided, however, that, in determining whether the Holders of the requisite Principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded. Any Securities so owned which are pledged by the Company, or by any affiliate of the Company, as security for loans or other obligations, otherwise than to another such affiliate of the Company, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its or his discretion the right to vote such securities, uncontrolled by the Company or by any such affiliate.

Section 2.10. Temporary Securities. Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities of such series. Temporary Securities of any series shall be substantially in the form of definitive Securities of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers of the Company executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of any series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series and tenor upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal amount of definitive Securities of such series and tenor and authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 2.11. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel and dispose of in accordance with its customary procedures all Securities surrendered for transfer, exchange, payment or cancellation and, upon written request, shall deliver a certificate of cancellation to the Company. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

Section 2.12. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” and “CINS” numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange. The Company shall promptly advise the Trustee in writing of any change in the CUSIP numbers.

Section 2.13. Defaulted Interest. If the Company defaults in a payment of interest on the Registered Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest (as may be specified in the terms thereof, established pursuant to Section 2.03) to the Persons who are Holders on a subsequent special record date, which shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall send to each Holder of such Registered Securities and to the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

ARTICLE III

REDEMPTION

Section 3.01. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series that are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 3.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid (or otherwise deliver in accordance with the Depositary’s procedures), at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Registered Securities of such series at their last addresses as they shall appear upon the registry books; provided, notice may be given more than 60 days prior to a redemption date if the notice is issued in connection with Article X. Any notice which is mailed or sent in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the Principal amount of each Security of such series held by such Holder to be redeemed, the CUSIP numbers of the Securities to be redeemed, the date fixed for redemption, the redemption price, or if not then ascertainable, the manner of calculation thereof, the place or places of payment, that payment will be made upon presentation and surrender of such Securities that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the Principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series and tenor in Principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

On or before 11:00 a.m. New York City time on the redemption date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If all of the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 10 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officer’s Certificate stating that all such Securities are to be redeemed. If less than all the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 15 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officer’s Certificate stating the aggregate Principal amount of such Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officer’s Certificate evidencing compliance with such restriction or condition.

If less than all the Securities of a series are to be redeemed, the Trustee shall select, in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, listed (if such listing is known to the Trustee) and in accordance with the procedures of Depository or, if the Securities are not Registered Global Securities, the Trustee will select the Securities to be redeemed by lot or by such other method as the Trustee shall deem fair and appropriate; provided that no Securities of $2,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them that the Trustee selects shall be in minimum principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof. The Trustee shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the Principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the Principal amount of such Security which has been or is to be redeemed.

Section 3.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to but not including the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to such date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, except as provided in Section 8.14 and 10.02, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holders of such Registered Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.04 and 2.13 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the Principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

Upon presentation of any Security of any series redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series and tenor of authorized denominations, in Principal amount equal to the unredeemed portion of the Security so presented.

Section 3.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Unless otherwise provided with respect to any series of Securities, Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an Officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Section 3.05. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except through a mandatory sinking fund payment) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.11, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Company at the option of the Company pursuant to the terms of such Securities or through any optional sinking fund payment. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the thirtieth day next preceding each sinking fund payment date for any series, or such shorter period as shall be acceptable to the Trustee, the Company will deliver to the Trustee an Officer’s Certificate (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of specified Securities of such series and the basis for such credit, (b) stating that none of the specified Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.11 to the Trustee with such Officer’s Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officer’s Certificate shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or delivery of Securities therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such thirtieth day, to deliver such Officer’s Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request with respect to the Securities of any series), such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price thereof together with accrued interest thereon to the date fixed for redemption. If such amount shall be $50,000 (or such lesser sum) or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 (or such lesser sum) is available. The Trustee shall select, in the manner provided in Section 3.02, for redemption on such sinking fund payment date a sufficient Principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company of the certificate numbers of the Securities of such series (or portions thereof) so selected. Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 60 days prior to the sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such Officer’s Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 3.02 (and with the effect provided in Section 3.03) for the redemption of Securities of such series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the Principal of, premium, if any, and interest on, the Securities of such series at maturity.

On or before 11:00 a.m. New York City time on each sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or send any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on such Securities or of any Event of Default except that, where the delivery of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such Default or Event of Default, be deemed to have been collected under ARTICLE VII and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 7.04 or the Default cured on or before the thirtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

ARTICLE IV

COVENANTS

Section 4.01. Payment of Securities. The Company shall pay the Principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to the Holders thereof (subject to Section 2.04) and at the option of the Company may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security Register of the Company.

Notwithstanding any provisions of this Indenture and the Securities of any series to the contrary, if the Company and a Holder of any Registered Security so agree, payments of interest on, and any portion of the Principal of, such Holder’s Registered Security (other than interest payable at maturity or on any redemption or repayment date or the final payment of Principal on such Security) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 11:00 A.M., New York City time (or such other time as may be agreed to between the Company and the Paying Agent), directly to the Holder of such Security (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal, surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same Principal amount as the unredeemed Principal amount of the Securities surrendered. The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 4.01 unless a new instruction is delivered 15 days prior to a payment date. The Company will indemnify and hold each of the Trustee and any Paying Agent harmless against any loss, liability or expense (including attorneys’ fees) resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or from making any payment in accordance with any such agreement.

The Company shall pay interest on overdue Principal, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the United States of America, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby initially designates the office of Wilmington Trust, National Association, as such office or agency of the Company; provided, however, in no case may service of legal process on the Company be made at an office of the Trustee. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Certificate to Trustee. The Company will furnish to the Trustee annually, on or before a date not more than 90 days after the end of its fiscal year (which, on the date hereof, is a calendar year), a brief certificate which certificate shall comply with the requirements of the Trust Indenture Act (but which need not contain the statements required by Section 12.04) from its principal executive, financial or accounting officer certifying (a) that a review has been conducted of the activities of the Company and its Subsidiaries and their respective performance under the Indenture and (b) that the Company has fulfilled all obligations under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) or specifying each such Default and the nature and status thereof.

ARTICLE V

SUCCESSOR CORPORATION

Section 5.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any Person, unless:

1.	it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the “Surviving Person”), shall be a corporation, trust, limited partnership or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof;

2.	the Surviving Person shall expressly assume, by supplemental indenture, all of the Company’s obligations under the Securities and this Indenture;

3.	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

4.	the Company or the Surviving Person, as applicable, shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that (y) the transaction or series of transactions and such supplemental indenture, if any, complies with this Section 5.01, and (z) all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied.

Section 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or merger or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for (except to the extent the Company remains an obligor), and may exercise every right and power of, the Company under this Indenture with the same effect as if such Person had been named as the Company herein and thereafter the predecessor Person, except as otherwise provided in any relevant supplemental indenture, shall be discharged from all obligations and covenants under this Indenture and the Securities.

Nothing contained in this Indenture shall prevent any consolidation or merger of a Subsidiary with or into the Company or another Subsidiary that is a wholly owned Subsidiary of the Company or shall prevent any sale, assignment, conveyance, transfer, lease or other disposition of the property or assets of the Company or a Subsidiary as an entirety or substantially as an entirety to the Company or another Subsidiary that is a wholly owned Subsidiary of the Company.

ARTICLE VI

SECURITYHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 6.01. Securityholders’ Lists. The Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to Section 312 of the Trust Indenture Act of 1939 (a) semi-annually not more than 15 days after each record date for the payment of semi-annual interest on the Securities, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 6.02. Preservation of Information; Communications with Securityholders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 6.01 and as to the names and addresses of holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

(b) Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or under the Securities. The Company, the Trustee, the Agents and other Persons shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 6.03. Reports by the Company.

(a) So long as any Securities are outstanding, the Company shall file with the Trustee, within 15 days after the Company files with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. The Company shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure).

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE VII

DEFAULT AND REMEDIES

Section 7.01. Events of Default. An “Event of Default” shall occur with respect to the Securities of any series if:

(a) the Company defaults in the payment of the Principal of, or premium, if any, on any Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

(b) the Company defaults in the payment of interest on any Security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(c) the Company defaults in the performance of or breaches any other covenant or agreement in this Indenture with respect to any Security of such series or in the Securities of such series (other than a Default specified in clause (a) and (b) above) and such default or breach continues for a period of 90 consecutive days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate Principal amount of the Securities of all series affected thereby specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) a court having jurisdiction in the premises shall enter a decree or order for (i) relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for all or substantially all of the property and assets of the Company or (iii) the winding up or liquidation of the affairs of the Company, and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e) the Company (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property and assets of the Company or (iii) effects any general assignment for the benefit of creditors; or

(f) any other Event of Default established pursuant to Section 2.03 with respect to the Securities of such series occurs.

Section 7.02. Acceleration. (a) If an Event of Default (other than as described in clauses Section 7.01(d) or Section 7.01(e) that occurs with respect to the Company) with respect to the Securities of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of Securities the Principal of, or premium, if any, on which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate Principal amount of the Securities of such series then outstanding hereunder by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire Principal (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the Principal amount as may be specified in the terms of such series established pursuant to Section 2.03) of all Securities of such series, premium, if any, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

(b) If an Event of Default described in clause Section 7.01(d) or Section 7.01(e) occurs and is continuing with respect to the Company, then the Principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as may be specified in the terms thereof established pursuant to Section 2.03) of all the Securities then outstanding, premium, if any, and interest accrued thereon, if any, shall be and become immediately due and payable, without any declaration, notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

For all purposes under this Indenture, if a portion of the Principal of any Original Issue Discount Securities shall have been accelerated and declared or become due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the Principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the Principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the Principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 7.03. Other Remedies. If a payment default or an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of Principal of, premium, if any, and interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

Section 7.04. Waiver of Past Defaults. Subject to Section 7.02, 7.07 and 11.02, the Holders of at least a majority in aggregate Principal amount (or, if the Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable under Section 7.02) of the outstanding Securities of each series affected, by written notice to the Trustee and the Company, may waive all past Defaults with respect to the Securities of such series and rescind and annul a declaration of acceleration and its consequences, if (a) all existing Events of Default, other than nonpayment of Principal of, premium, if any, or interest on any Security as specified in clauses Section 7.01(a) and Section 7.01(b) that have become due solely by such declaration of acceleration have been cured or waived and (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 7.05. Control by Majority. Subject to Section 8.02(e), the Holders of at least a majority in aggregate Principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable under Section 7.02), of the outstanding Securities of each series affected, determined in accordance with Section 9.03, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to this Section 7.05.

Section 7.06. Limitation on Suits. No Holder of any Security of any series may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of such series;

(b) the Holders of at least 25% in aggregate Principal amount of outstanding Securities of all such series affected shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any costs, liabilities or expenses to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) during such 60-day period, the Holders of a majority in aggregate Principal amount of the outstanding Securities of all such affected series have not given the Trustee a written direction that is inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 7.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of Principal of, premium, if any, or interest, if any, on such Holder’s Security on or after the respective due dates expressed on such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.08. Collection Suit by Trustee. If an Event of Default with respect to the Securities of any series in payment of Principal, premium, if any, or interest specified in clause (a) or (b) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount (or such portion thereof as specified in the terms established pursuant to Section 2.03 of Original Issue Discount Securities) of Principal of, premium, if any, and accrued interest remaining unpaid on, together with interest on overdue Principal of, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest on, the Securities of such series, in each case at the rate or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, and such further amount as shall be sufficient to cover all amounts owing the Trustee under Section 8.07.

Section 7.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 8.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it under Section 8.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.10. Application of Proceeds. Any moneys or property collected by the Trustee pursuant to this Article in respect of the Securities of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys or property on account of Principal, premium, if any, or interest, upon presentation of the several Securities in respect of which moneys or property have been collected and noting thereon the payment, or issuing Securities of such series and tenor in reduced Principal amounts in exchange for the presented Securities of such series and tenor if only partially paid, or upon surrender thereof if fully paid:

1.	To the payment of all amounts due the Trustee under Section 8.07 applicable to the Securities of such series in respect of which moneys have been collected;

2.	In case the Principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

3.	In case the Principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for Principal and interest, with interest upon the overdue Principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such Principal and interest or Yield to Maturity, without preference or priority of Principal over interest or Yield to Maturity, or of interest or Yield to Maturity over Principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such Principal and accrued and unpaid interest or Yield to Maturity; and

4.	To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Section 7.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Securities of any series, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.12 does not apply to a suit by a Holder pursuant to Section 7.07, a suit instituted by the Trustee or a suit by Holders of more than 10% in Principal amount of the outstanding Securities of such series.

Section 7.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this ARTICLE VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE VIII

TRUSTEE

Section 8.01. General. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein. The Trustee shall at all times comply with Section 310 of the Trustee Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this ARTICLE VIII.

If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Section 8.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officer’s Certificate, Opinion of Counsel (or both), statement,

instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(b) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel, which shall conform to Section 12.04 and shall cover such other matters as the Trustee may reasonably request. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Subject to Section 8.01 and 8.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall protect the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;

(c) the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care;

(d) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any costs, expenses or liabilities that might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with 7.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(g) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

(h) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officer’s Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate Principal amount of the Securities of all series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l) Any permissive right of the Trustee shall not be construed as a duty.

Section 8.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6), the following terms shall mean:

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 8.04. Trustee’s Disclaimer. The recitals contained herein and in the Securities (except the Trustee’s certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents (a) makes any representation as to the validity or adequacy of this Indenture or the Securities and (b) shall be accountable for the Company’s use or application of the proceeds from the Securities.

Section 8.05. Notice of Default. If any Default with respect to the Securities of any series occurs and is continuing and if such Default is known to the actual knowledge of a Responsible Officer with the Corporate Trust Department of the Trustee, the Trustee shall give to each Holder of Securities of such series notice of such Default within 90 days after it occurs, or becomes known to the Trustee, to all Holders of Securities of such series in the manner and to the extent provided in Section 313(c) of the

Trust Indenture Act, unless such Default shall have been cured or waived before the mailing or publication of such notice; provided, however, that, except in the case of a Default in the payment of the Principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 8.06. Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each [         ], following the date of this Indenture, deliver to Holders a brief report, dated as of such [        ], which complies with the provisions of such Section 313(a).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any stock exchange. The Trustee shall comply with Sections 313(b)-(d) of the Trust Indenture Act.

Section 8.07. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services. The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee and any predecessor Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee or such predecessor Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee’s or such predecessor Trustee’s agents, counsel and other persons not regularly in their employ.

The Company shall indemnify the Trustee and any predecessor Trustee for, and hold them harmless against, any loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by them without negligence or willful misconduct on their part arising out of or in connection with the acceptance or administration of this Indenture and the Securities or the issuance of the Securities or of series thereof or the trusts hereunder and the performance of duties under this Indenture and the Securities, including the costs and expenses of defending themselves against or investigating any claim or liability and of complying with any process served upon them or any of their officers in connection with the exercise or performance of any of their powers or duties under this Indenture and the Securities.

To secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay Principal of, premium, if any, and interest on particular Securities.

The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy law. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. Without prejudice to any other rights available to the Trustee under applicable law, if the Trustee renders services and incurs expenses following an Event of Default under Section 7.01(d) or Section 7.01(e) hereof, the parties hereto and the holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

Section 8.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 8.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Affiliate of the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.

Section 8.10. Replacement of Trustee. A resignation or removal of the Trustee as Trustee with respect to the Securities of any series and appointment of a successor Trustee as Trustee with respect to the Securities of any series shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 8.10.

The Trustee may resign as Trustee with respect to the Securities of any series at any time by so notifying the Company in writing. The Holders of a majority in Principal amount of the outstanding Securities of any series may remove the Trustee as Trustee with respect to the Securities of such series by so notifying the Trustee in writing and may appoint a successor Trustee with respect thereto with the consent of the Company. The Company may remove the Trustee as Trustee with respect to the Securities of any series if: (i) the Trustee is no longer eligible under Section 310 of the Trustee Indenture Act, (ii) the Trustee is adjudged a bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed as Trustee with respect to the Securities of any series, or if a vacancy exists in the office of Trustee with respect to the Securities of any series for any reason, the Company shall promptly appoint a successor Trustee with respect thereto. Within one year after the successor Trustee takes office, the Holders of a majority in Principal amount of the outstanding Securities of such series may appoint a successor Trustee in respect of such Securities to replace the successor Trustee appointed by the Company. If the successor Trustee with respect to the Securities of any series does not deliver its written acceptance required by Section 8.11 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in Principal amount of the outstanding Securities of such series, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

The Company shall give notice of any resignation and any removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee in respect of the Securities of such series to all Holders of Securities of such series. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding replacement of the Trustee with respect to the Securities of any series pursuant to this Section 8.10 and Section 8.11, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 8.11. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, fees and expenses, and subject to the lien provided for in Section 8.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article and qualified under Section 310(b) of the Trust Indenture Act.

Section 8.12. Successor Trustee By Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

Section 8.13. [Reserved]

Section 8.14. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under ARTICLE X of this Indenture.

Section 8.15. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

ARTICLE IX

SECURITYHOLDERS

Section 9.01. Evidence of Action by Securityholders. Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Securities of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Securities of that series in Person or by agent or proxy appointed in writing.

If the Company shall solicit from the Securityholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company, at its option, as evidenced by an Officer’s Certificate, may fix in advance a record date for such series for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of Outstanding Securities of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 9.02. Proof of Execution by Securityholders. Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b) The ownership of Securities shall be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.

(c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

Section 9.03. Certain Securities Owned by Company Disregarded. In determining whether the holders of the requisite aggregate principal amount of Securities of a particular series have concurred in any direction, consent of waiver under this Indenture, the Securities of that series that are owned by the Company or any other obligor on the Securities of that series or by an Affiliate of the Company shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities of such series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. The Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not an Affiliate. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities of a particular series, if any known by the Company to be owned or held by or for the account of any of the above described Persons and, subject to Sections 7.01 and 7.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities of such particular series not listed therein are Outstanding for the purpose of any such determination.

ARTICLE X

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 10.01. Satisfaction and Discharge of Indenture. If at any time (a)(i) all Securities of any series issued that have been authenticated and delivered have been delivered by the Company to the Trustee for cancellation (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08); or (ii) all the Securities of any series issued that have not been delivered by the Company to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the Company’s name and at the Company’s expense, the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 10.04) or U.S. Government Obligations, maturing as to principal and interest in such amounts and at such times as will insure (without consideration of the reinvestment of such interest) the availability of cash, or a combination thereof, sufficient to pay at maturity or upon redemption all Securities of such series (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) not theretofore delivered to the Trustee for cancellation, including Principal, premium, if any, and interest due or to become due on or prior to such date of maturity or redemption as the case may be; provided, if U.S. Governmental Obligations are included, an opinion of a nationally recognized firm of Independent Public Accountants in a written certification delivered to the Trustee must express that such amount is sufficient; (b) the Company has paid or caused to be paid all other sums then due and payable under this Indenture; and (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture pursuant to this Section 10.01 have been complied with, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (i) the obligation of the Company to the Trustee under Section 8.07 and (ii) if money shall have been deposited with the Trustee pursuant to this Section 10.01, the obligations of the Trustee under Section 10.02 hereof), and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute such instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series as reasonably requested by the Company; provided that the rights of Holders of the Securities to receive amounts in respect of Principal of, premium, if any, and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

Section 10.02. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.04, all moneys (including U.S. Government Obligations and the proceeds thereof) deposited with the Trustee pursuant to Section 10.01, Section 10.05 or Section 10.06 shall be held in trust and applied by it to the payment, either directly or through any paying agent to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for Principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 10.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 10.04. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the Principal of, premium, if any, or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such Principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

Section 10.05. Defeasance and Discharge of Indenture. The Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Securities of any series, after the deposit referred to in clause (i) hereof has been made, and the provisions of this Indenture shall no longer be in effect with respect to the Securities of such series (and the Trustee, at the reasonable written request and expense of the Company, shall execute such instruments acknowledging the same as reasonably requested by the Company), except as to: (a) rights of Holders of the Securities of such series to receive payments of Principal thereof, premium thereto, and interest thereon, upon the original stated due dates therefor, (b) the Company’s obligations with respect to the issuance of temporary Securities and the registration of transfer with respect to the Securities of such series, the Company’s right of optional redemption, substitution of mutilated, defaced, destroyed, lost or stolen Securities of such series and the maintenance an office or agency for payment for security payments held in trust pursuant to clause (i) hereof, (c) the rights, obligations and immunities of the Trustee hereunder and the Company’s obligations related thereto, and (d) the defeasance provisions contained in ARTICLE X of this Indenture; provided that the following conditions shall have been satisfied:

(i) with reference to this Section 10.05 the Company irrevocably has deposited or caused to be deposited with the Trustee (or another qualifying trustee) as trust funds in trust, for the purposes of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of the Securities of such series, (a) money in an amount, (b) U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in subclause (x) or (y) of this clause (i), or (c) a combination thereof, in each case sufficient to pay and discharge, without consideration of reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof, and which shall be applied by the Trustee to pay and discharge (x) all of the Principal of, premium, if any, and each installment of interest on the outstanding Securities of such series on the maturity or due dates thereof or if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, the redemption date, as the case may be, and (y) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of Securities of such series and the Indenture with respect to the Securities of such series provided, if U.S. Governmental Obligations are included, an opinion of a nationally recognized firm of Independent Public Accountants in a written certification delivered to the Trustee must express that such amount is sufficient;

(ii) the Company has delivered to the Trustee (A) either (x) an Opinion of Counsel to the effect that, under then applicable U.S. federal income tax law, Holders of Securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Section 10.05 and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended;

(iii) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, of event that after the giving of notice or lapse of time or both would become an Event of Default, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(iv) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge under this Section 10.05 have been complied with; and

(v) if the Securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

Section 10.06. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in, and this Indenture will no longer be in effect with respect to, any covenant established pursuant to Section 2.03(s) and Section 7.14 and Section 7.01(f) (with respect to any covenants established pursuant to Section 2.03(s)) shall be deemed not to constitute a Default or an Event of Default with respect to Securities of any series, if:

(a) with reference to this Section 10.06, the Company has irrevocably deposited or caused to be deposited with the Trustee (or another qualifying trustee satisfying the requirements of Section 310(a)

of the Trustee Indenture Act) as trust funds in trust, for the purposes of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of the Securities of such series, (i) money in an amount, (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to below in this clause (a), or (iii) a combination thereof, in each case sufficient to pay and discharge, without consideration of reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof, series provided, if U.S. Governmental Obligations are included, an opinion of a nationally recognized firm of Independent Public Accountants in a written certification delivered to the Trustee must express that such amount is sufficient, and which shall be applied by the Trustee to pay and discharge all of the Principal of, premium, if any, and each installment of interest on the outstanding Securities of such series on the maturity or due dates thereof or if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, the redemption date, as the case may be;

(b) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended;

(c) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, of event that after the giving of notice or lapse of time or both would become an Event of Default, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(d) the Company has delivered to the Trustee an Opinion of Counsel to the effect that Holders of Securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Section 10.06 and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(e) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under this Section have been complied with; and

(f) if the Securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

Section 10.07. Reinstatement. If the Trustee or paying agent is unable to apply any monies or U.S. Government Obligations in accordance with ARTICLE X by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Trustee or paying agent is permitted to apply all such monies or U.S. Government Obligations in accordance with ARTICLE X; provided, however, that if the Company has made any payment of Principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the monies or U.S. Government Obligations held by the Trustee or paying agent.

Section 10.08. Indemnity. The Company shall pay and indemnify the Trustee (or other qualifying trustee, collectively for purposes of this Section 10.08 and Section 10.02, the “Trustee”)

against any tax, fee or other charge, imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.01, 10.05 or 10.06 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Securities.

Section 10.09. Excess Funds. Anything in this ARTICLE X to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request of the Company, any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 10.01, 10.05 or 10.06 which, in the opinion of a nationally recognized firm of Independent Public Accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a discharge or defeasance, as applicable, in accordance with this ARTICLE X.

Section 10.10. Qualifying Trustee. Any trustee appointed pursuant to Section 10.05 or 10.06 for the purpose of holding money or U.S. Government Obligations deposited pursuant to such Sections shall be appointed under an agreement with the Company and Trustee and shall provide to the Trustee a certificate, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee

ARTICLE XI

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to or the consent of any Holder:

(a) to cure any ambiguity, defect or inconsistency in this Indenture;

(b) to comply with ARTICLE V;

(c) to maintain the qualification of this Indenture under the Trust Indenture Act;

(d) to evidence and provide for the acceptance of appointment hereunder with respect to the Securities of any or all series by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 8.11;

(e) to provide for the issuance of additional Securities;

(f) to establish the form or forms or terms of Securities of any series as permitted by Section 2.03;

(g) to make any change that in the good faith opinion of the board of directors of the Company does not materially and adversely affect the rights of any Holder;

(h) make any change that would provide any additional rights or benefits to the Holders;

(i) comply with the rules of any applicable securities depository;

(j) secure the Securities; or

(k) to conform any provision to the “Description of Notes” in the offering memorandum or prospectus for the Securities of such series.

Section 11.02. With Consent of Holders. Subject to Section 7.04 and 7.07, without prior notice to any Holders, the Company and the Trustee may amend this Indenture and the Securities of any series with the written consent of the Holders of a majority in Principal amount of the outstanding Securities of each series affected by such amendment, and the Holders of a majority in Principal amount of the outstanding Securities of each series affected thereby by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities of such series.

Notwithstanding the provisions of this Section 11.02, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 7.04, may not:

(a) change the stated maturity of the Principal of, or any installment of interest on, such Holder’s Security,

(b) reduce the Principal amount of, or the rate of interest on (including any amount in respect of original issue discount), such Holder’s Security;

(c) change the place or currency of payment of the Principal of, premium, if any, or any installment of interest on, such Holder’s Security;

(d) impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or in the case of a redemption, on or after the redemption date) of such Holder’s Security;

(e) waive a default in the payment of the Principal of, premium, if any, or interest on, such Holder’s Security; or

(f) reduce the percentage or aggregate Principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for the consent of any Holder under this Section 11.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 11.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective with respect to any Securities affected thereby on receipt by the Trustee of written consents from the requisite Holders of outstanding Securities affected thereby.

The Company may, but shall not be obligated to, fix a record date (which may be not less than five nor more than 60 days prior to the solicitation of consents) for the purpose of determining the Holders of the Securities of any series affected entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were such Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date. No such consent shall be valid or effective for more than six months after such record date.

After an amendment, supplement or waiver becomes effective with respect to the Securities of any series affected thereby, it shall bind every Holder of such Securities unless it is of the type described in any of clauses (a) through (f) of Section 11.02. In case of an amendment or waiver of the type described in clauses (a) through (f) of Section 11.02, the amendment or waiver shall bind each such Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

Section 11.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of any Security, the Company may require the Holder thereof to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security of such series thereafter authenticated. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security of the same series and tenor that reflects the changed terms.

Section 11.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this ARTICLE XI is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 11.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this ARTICLE XI shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE XII

MISCELLANEOUS

Section 12.01. Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

Section 12.02. Notices. Any notice or communication shall be sufficiently given if written and (a) if delivered in person when received or (b) if mailed by first class mail 5 days after mailing, or (c) as between the Company and the Trustee if sent by facsimile transmission, when transmission is confirmed, in each case addressed as follows:

if to the Company:

Metaldyne Performance Group Inc.

One Towne Square, Suite 550

Southfield, MI 48076

Telecopy:

Attention: General Counsel

if to the Trustee:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Attn: Metaldyne Performance Group Inc.

Facsimile: (612) 217-5651

The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication shall be sufficiently given to Holders of any Securities by sending to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act at such addresses as were so furnished to the Trustee at their addresses as they shall appear on the Security Register. Notice mailed shall be sufficiently given if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 12.02, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case it shall be impracticable to give notice as herein contemplated, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Scurity (or its designee) pursuant to the standing instructions from the Depositary (or its designee), including by electronic mail in accordance with accepted practices at the Depositary.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods believed by it to be genuine by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company or any Holder. The Company agrees to assume all risks arising out of interception and misuse by third-parties of such instructions or directions sent by e-mail, facsimile or other similar unsecured electronic methods.

Section 12.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate required by Section 4.03) shall include:

(a) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 12.05. Evidence of Ownership. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Registered Security shall be registered upon the Security Register for such series as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of, premium, if any, and, subject to the provisions of this Indenture, interest on such Registered Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

Section 12.06. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 12.07. Payment Date Other Than a Business Day. Except as otherwise provided with respect to a series of Securities, if any date for payment of Principal or interest on any Security shall not be a Business Day at any place of payment, then payment of Principal of, premium, if any, or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.

Section 12.08. Governing Law. The laws of the State of New York shall govern this Indenture and the Securities.

Section 12.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture or agreement may not be used to interpret this Indenture.

Section 12.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.12. Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 12.14. Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Security, or because of any Indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director, employee or controlling person, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

Section 12.15. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.17. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

METALDYNE PERFORMANCE GROUP INC., as the Company

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Trustee

By:
Name:
Title: